UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2012

FOREST LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5438	11-1798614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Third Avenue

New York, New York 10022-4731

(Address of principal executive offices) (Zip Code)

(212) 421-7850

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On August 27, 2012, the Board of Directors (the “Board”) of Forest Laboratories, Inc. (the “Company”), a Delaware corporation, declared a dividend of one Preferred Share Purchase Right (a “Right”) on each outstanding share of common stock, par value $.10 per share. The dividend is payable on September 7, 2012 to the stockholders of record on that date.

The Board has adopted a rights agreement (the “Rights Agreement”) to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 12% (or 20% in the case of a “13G Institutional Investor,” as defined in the Rights Agreement) or more of the outstanding common stock of the Company without the approval of the Board. If a stockholder’s beneficial ownership of our common stock as of the time of the public announcement of the rights plan and associated dividend declaration is at or above the applicable threshold (including through entry into certain derivative positions), that stockholder’s then-existing ownership percentage would be grandfathered, but the rights would become exercisable if at any time after such announcement the stockholder increases its ownership percentage by 0.001% or more. The Rights Agreement should not interfere with any merger or other business combination approved by the Board, and the rights plan also has an exception for an offer for all shares that is accepted by a majority of the Company’s shares and treats all shareholders equally.

A summary of the terms of the Rights Agreement follows. This description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed as an exhibit to this Form 8-K. A copy of the Rights Agreement is available free of charge from the Company.

The Rights. Our Board authorized the issuance of a Right with respect to each outstanding share of common stock as of September 7, 2012. The Rights will initially trade with, and will be inseparable from, the common stock. The Rights are evidenced only by certificates that represent shares of common stock. New Rights will accompany any new shares of common stock we issue after September 7, 2012 until the Distribution Date described below.

Exercise Price. Each Right will allow its holder to purchase from our Company one one-thousandth of a share of Series B Junior Participating Preferred Stock (“Preferred Share”) for $100, once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 12% (or 20% in the case of a “13G Institutional Investor”) or more of our outstanding common stock.

Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act — are treated as beneficial ownership of the number of shares of the company’s common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the company’s common stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the rights plan are excepted from such imputed beneficial ownership.

The date when the Rights become exercisable is the “Distribution Date.” Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are null and void and may not be exercised.

Qualifying Offer Exemption: The rights plan also includes “qualifying offer” provisions, whereby the Rights will automatically expire concurrently with (but no earlier than 100 days after the commencement of such qualifying offer) the purchase of 50% of our outstanding common stock on a fully diluted basis pursuant to a tender or exchange offer for all of the outstanding shares of Company common stock at the same price and for the same consideration, provided that the offeror irrevocably commits to purchase all remaining untendered shares at the same price and the same consideration actually paid pursuant to the offer.

Consequences of a Person or Group Becoming an Acquiring Person.

•

Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $100, purchase shares of our common stock with a market value of $200, based on the market price of the common stock prior to such acquisition.

•

Flip Over. If our Company is later acquired in a merger or similar transaction after the Rights Distribution Date, all holders of Rights except the Acquiring Person may, for $100, purchase shares of the acquiring corporation with a market value of $200 based on the market price of the acquiring corporation’s stock, prior to such transaction.

•

Notional Shares. Shares held by Affiliates and Associates of an Acquiring Person, and Notional Shares held by counterparties to a Derivatives Contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Preferred Share Provisions.

Each one one-thousandth of a Preferred Share, if issued:

•	will not be redeemable.

•	will entitle holders to quarterly dividend payments of $.001 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

•	will entitle holders upon liquidation either to receive $1 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

•	will have the same voting power as one share of common stock.

•	if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of common stock.

Expiration. The Rights will expire on August 27, 2015; provided that if our stockholders have not ratified the Rights Agreement by August 26, 2013, the Rights will expire on such date. In addition, the Rights automatically expire concurrently with (but no earlier than 100 days after the commencement of such qualifying offer) the purchase of 50% of our outstanding common stock on a fully diluted basis pursuant to a tender or exchange offer for all of the outstanding shares of Company common stock at the same price and for the same consideration, provided that the offeror irrevocably commits to purchase all remaining untendered shares at the same price and the same consideration actually paid pursuant to the offer.

Redemption. Our Board may redeem the Rights for $.001 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. Our Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, our Board may not amend the agreement in a way that adversely affects holders of the Rights.

The Rights Agreement, dated as of August 27, 2012, between the Company and Computershare Shareowner Services LLC, as Rights Agent, specifying the terms of the Rights is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board approved the Certificate of Designations establishing the Preferred Shares and the rights, preferences and privileges thereof. The Certificate of Designations was filed with the Secretary of State of the State of Delaware on August 27, 2012. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01.	Other Events.

On August 27, 2012, the Company announced the declaration of the dividend of Rights and issued a press release relating to such events, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits. The following exhibits are filed as part of this report:

3.1	Certificate of Designations for Forest Laboratories, Inc. Series B Junior Participating Preferred Stock.

4.1

Rights Agreement, dated as of August 27, 2012, between Forest Laboratories, Inc. and Computershare Shareowner Services LLC, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press release issued August 27, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FOREST LABORATORIES, INC.

Date: August 28, 2012
	By:	/s/ Herschel S. Weinstein
	Name:	Herschel S. Weinstein
	Title:	Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations for Forest Laboratories, Inc. Series B Junior Participating Preferred Stock

4.1	Rights Agreement, dated as of August 27, 2012, between Forest Laboratories, Inc. and Computershare Shareowner Services LLC, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press release issued August 27, 2012